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                                                                    EXHIBIT 23.2

                           PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of SPEEDUS.COM, Inc. on Form S-3 (File No. 333-45730) of our report dated March 30, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in SPEEDUS.COM's Annual Report on Form 10-K and Amendments No. 1, 2, 3 and 4 to such Annual Report on Form 10-K/A, in each case for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts".


                                        PricewaterhouseCoopers LLP



New York, New York

February 7, 2001